Tenzer Greenblatt LLP Letterhead

                                 April 22, 1999



Presstek, Inc.
9 Commercial Street
Hudson, New Hampshire 03051

Gentlemen:

     You have requested our opinion with respect to the offering by you, Presstek, Inc., a Delaware corporation (the "Company"), pursuant to the provisions of (i) the Company's 1997 Interim Stock Option Plan (the "97 Plan"),
(ii) the Company's 1998 Stock Incentive Plan (the "98 Plan"), (iii) the Company's Non-Employee Director Stock Option Plan (the "Director Plan"), and a Registration Statement (the "Registration Statement") on Form S-8, under the Securities Act of 1933, as amended (the "Act"), of an aggregate of up to 3,500,000 shares (the "Shares") of Common Stock, par value $.01 per share, of the Company.

     We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of appropriate state and local officials, and upon certificates of executive officers and responsible employees and agents of the Company.

     Based upon the foregoing, it is our opinion that the Shares have been duly and validly authorized and, when sold, paid for and issued as contemplated by the 97 Plan, the 98 Plan or the Director Plan, as the case may be, and the Registration Statement, will be duly and validly issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an Exhibit to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and



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Presstek, Inc.
April 22, 1999
Page 2



in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.


                                                     Very truly yours,

                                                     /s/ TENZER GREENBLATT LLP

                                                     TENZER GREENBLATT LLP